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   Statement to Investor Certificateholders
   for Signet HELOC Trust 1995-A
   Home Equity Loan Asset Backed Certificates, Series 1995-A
   Pooling and Servicing Agreement dated December 06, 1995


   Distribution Date                                                                                 8/20/97
   Collection Period                                                                     07/01/97 - 07/31/97

   Balances and Factors

   Beginning Pool Balance                                                                     386,487,979.85
   Beginning Invested Amount                                                                  372,677,022.96
   Beginning Investor Certificate Principal Balance                                           367,389,300.96

   Ending Pool Balance                                                                        380,121,291.07
   Ending Invested Amount                                                                     367,480,602.44
   Ending Investor Certificate Principal Balance                                              362,192,880.44

   Pool Factor                                                                                     0.7534666

   Rates and Percentages
   Certificate Rate                                                                                    5.935%
   Floating Allocation Percentage                                                                      96.43%

   Collections
   Interest Collections (net of Servicing Fee)                                                  3,187,066.63
   Total Principal Collections                                                                 16,585,507.97
      Principal Collections(Net of TDA)                                                        16,585,507.97
      Transfer Deposit Amounts                                                                          0.00

   Servicer Advances                                                                                    0.00
   Policy Draw Amount                                                                                   0.00
   Deficiency Amount                                                                                    0.00

   Investor Certificate Distributions (per $1,000 certificate)
   ---------------------------------------------------------------------------------------------------------
   Total Investor Certificate Interest Distribution                                                3.7799847
   ---------------------------------------------------------------------------------------------------------
      Investor Certificate Interest                                                                3.7799847
      Carryover Amount                                                                             0.0000000
      Interest on Carryover Amount                                                                 0.0000000
      Overdue Investor Certificate Interest                                                        0.0000000
      Interest on Overdue Investor Certificate Interest                                            0.0000000

   ---------------------------------------------------------------------------------------------------------
   Total Investor Certificate Principal Distribution                                              10.8100664
   ---------------------------------------------------------------------------------------------------------
      Principal Distribution Amount                                                               10.7645246
      Investor Certificate Liquidation Loss Amount*                                                0.0455418

   ---------------------------------------------------------------------------------------------------------
   Total Investor Certificate Distribution                                                        14.5900511
   ---------------------------------------------------------------------------------------------------------

   Other Distributions
   Servicing Fee                                                                                  161,036.66
   Reimbursement of previous Servicer Advances                                                          0.00

   *to be paid to Investor Certificateholders
   Charge Offs, Losses, Delinquencies and REO
   Current Period Charge Off Amounts                                                                    0.00
   Current Period Liquidation Loss Amounts                                                         22,702.50
   Current Period Investor Certificate Liquidation Loss Amounts                                    21,892.02
   Accumulated Charge Off Amounts                                                                       0.00
   Accumulated Liquidation Loss Amounts                                                           906,301.28
   Accumulated Investor Certificate Liquidation Loss Amounts                                      874,698.24

   ---------------------------------------------------------------------------------------------------------
   30-59 Days Delinquent
     # of Accounts                                                                                       145
     Principal Balance                                                                          3,922,525.24

   60-89 Days Delinquent
     # of Accounts                                                                                        39
     Principal Balance                                                                          1,131,234.65

   90 and Greater Days Delinquent
     # of Accounts                                                                                        28
     Principal Balance                                                                            633,129.42

   REO
     # of Accounts                                                                                         0
     Principal Balance                                                                                  0.00
   ---------------------------------------------------------------------------------------------------------


   Outstanding Payments/Reimbursements

   Unpaid Carryover Amounts                                                                             0.00

   Unreimbursed Servicer Advances                                                                       0.00

   Unreimbursed Liquidation Loss Amount                                                                 0.00

   Defective/Eligible Substitute Mortgage Loans

   Current Period Aggregate
   Defective Mortgage Loans                                                                     1,169,457.78

   Current Period Aggregate
   Eligible Substitute Mortgage Loans                                                                   0.00





   Signet Bank, as Seller and Servicer

   Signed___________________________
   Name: Suzanne Bachman
   Title: Sr. Vice President

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